EX-35.2
(logo) MIDFIRST BANK

ANNUAL STATEMENT OF COMPLIANCE

CITIGROUP MORTGAGE LOAN TRUST 2007-OPX1,

ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-OPX1

I, Chris Wertzberger, hereby certify that I am a duly appointed 1st Vice President of MidFirst Bank (the "Servicer"), and further certify as follows:

1. This certification is being made pursuant to the terms of the Mortgage Servicing Purchase Agreement, dated July 25, 2007 between MidFirst Bank (the "Servicer" and "Purchaser") and Orchid Island TRS, LLC (f/k/a Opteum Financial Services, LLC, the "Seller"), and the Pooling and Servicing Agreement dated as of February 1, 2007, among Citigroup Mortgage Loan Trust Inc., as depositor, Wells Fargo Bank, N.A. as master servicer and trust administrator (the "Master Servicer" and the "Trust Administrator"), Opteum Financial Services, LLC and U.S. Bank National Association, as trustee (the "Agreements").

2. All servicing activities and performance of such servicing activities under the Agreements are performed on behalf of Servicer by Midland Mortgage Co., as subservicer (the "Subservicer") and Servicer further relies upon the Annual Statement of Subservicer Compliance (Item 1123) provided by Subservicer.

3. That (i) a review of the activities and the performance of the Subservicer during the period from September 1, 2007 through December 31, 2007 under the Agreements has been made under my supervision and (ii) to the best of my knowledge, based on such review, the Subservicer has fulfilled all of its obligations under the Agreements in all material respects throughout such period, except as described below.

Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 28 day of February, 2008.


MidFirst Bank.

By: /s/ Chris Wertzberger
Name:  Chris Wertzberger
Title: 1st Vice President
Date:  February 28, 2008

999 N.W. GRAND BOULEVARD, OKLAHOMA CITY, OKLAHOMA 73118
405.426.1400


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I, Patti Mayfield, a (an) Asst Secretary of MidFirst Bank, hereby certify that
Chris Wertzberger, is a duly elected, qualified, and acting 1st Vice President of MidFirst Bank and that the signature appearing above is her genuine signature.


IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 28 day of February 2008.

By: /s/ Patti Mayfield
Name: